Exhibit 5.1

Fasken Martineau DuMoulin LLP * Barristers and Solicitors Patent and Trade-mark Agents	www.fasken.com
2900 - 550 Burrard Street Vancouver, British Columbia, Canada V6C 0A3
604 631 3131 Telephone 604 631 3232 Facsimile

October 28, 2010

Rogers Communications Inc.
333 Bloor Street East, 10th Floor
Toronto, ON  M4W 1G9

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-3

We have acted as counsel to Rogers Communications Inc., a corporation amalgamated under the Business Corporations Act (British Columbia) (the “Company”), in connection with a Registration Statement on Form F-3 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended, relating to the registration of 3,000,000 of the Company’s Class B Non-Voting Shares, without par value (the “Shares”), issuable under the Company’s Dividend Reinvestment Plan (the “Plan”).

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies.  We have also assumed the legal capacity for all purposes relevant hereto of all natural persons.  As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issue and, upon issuance and payment therefor in accordance with the terms of the Plan, will be validly issued as fully paid and nonassessable Class B Non-Voting Shares of the Company.

Our opinions expressed above are limited to the laws of the Province of British Columbia, and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus included in the Registration Statement.  In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Yours truly,

/s/  Fasken Martineau DuMoulin  LLP

* Fasken Martineau DuMoulin LLP is a limited liability partnership and includes law corporations.

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